UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest reported event): August 1, 2012

POSTROCK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 001-34635

Delaware	27-0981065
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

210 Park Avenue Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 600-7704

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 1, 2012, PostRock Energy Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with White Deer Energy L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P. (collectively, the “Investor”). Concurrently with the execution and delivery of the Purchase Agreement, the Company issued to the Investor, at an aggregate purchase price of $12.0 million, an aggregate of 3,076,923 shares of common stock (the “Common Shares”), 600 shares of Series A Cumulative Redeemable Preferred Stock (the “Preferred Shares”) and warrants to purchase 3,076,923 shares of common stock (the “Warrants”) at an exercise price of $1.95 per share. The Common Shares, Preferred Shares and Warrants are referred to collectively as the “Purchased Securities.” The Company and the Investor also entered into an amendment to the First Amended and Restated Registration and Investor Rights Agreement, dated as of August 8, 2011, as amended, by and among the Company, the Investor and Constellation Energy Commodities Group, Inc. (the “Registration Rights Amendment”) to provide that the Common Shares, the Preferred Shares and the shares of common stock issuable upon the exercise of the Warrants constitute registrable securities under that agreement. The Purchase Agreement contained customary representations, warranties and covenants between the parties. The Purchase Agreement also contained customary post-closing indemnification for breaches of representations, warranties and covenants. The Company agreed to reimburse the Investor for its expenses in connection with the Purchase Agreement and the issuance of the Purchased Securities.

On August 1, 2012, in connection with the issuance of the Preferred Shares, the Company filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Designations of Series A Cumulative Redeemable Preferred Stock (the “Amended Certificate”), which Amended Certificate is effective as of such filing date and was approved by both the Board of Directors of the Company and the Investor, being the sole holders of the Company’s outstanding shares of its Series A Cumulative Redeemable Preferred Stock (“Series A”). The Amended Certificate increases the number of authorized shares of Series A to 6,600 and extends, through December 31, 2014, the period during which the dividends payable on the Series A shares may accrue rather than be paid in cash.

Pursuant to the Purchase Agreement, the Company will issue additional warrants to the Investor on each quarterly dividend payment date of the Preferred Shares through December 31, 2014 on which dividends are not paid in cash but instead accrue. The additional warrants issued with respect to any such dividend payment date will be exercisable for a number of shares of common stock equal to the amount of dividends that are not paid on such dividend payment date divided by $1.95, the exercise price of such additional warrants. The terms of the Warrants and such additional warrants are otherwise substantially the same as the warrants issued to the Investor in September 2010, except that the Warrants and additional warrants are not coupled with a fractional share of Series B Voting Preferred Stock (and therefore have no voting right attached).

The issuance of the Purchased Securities was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof, which exempts transactions by an issuer not involving any public offering. The issuance of the Purchased Securities was not a public offering for purposes of Section 4(2) because of its being made only to the Investor, the Investor’s status as an accredited investor and the manner of the issuance, including that the Company did not engage in general solicitation or advertising with regard to the issuance of the Purchased Securities and did not offer the Purchased Securities to the public in connection with the issuance.

A brief description of the relationship between the Company and the Investor is set forth under the caption “Certain Relationships and Related Transactions, and Director Independence” in the Company’s proxy statement on Schedule 14A for its 2012 annual stockholders meeting, which description is incorporated herein by reference. A description of the Series A and warrants is set forth in Note 12 to the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which description is incorporated herein by reference.

A copy of the Amended Certificate, form of Warrant, Purchase Agreement and Registration Rights Amendment are attached hereto as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively. The foregoing summary of the Amended Certificate, Warrants, Purchase Agreement and Registration Rights Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibits 4.1, 4.2, 10.1 and 10.2 hereto.

Item 3.02 Unregistered Sale of Equity Securities.

The disclosure set forth under Item 1.01 above is incorporated into this Item 3.02 by reference.

Pursuant to the terms of the Investor’s initial investment in the Company, on June 30, 2012, a dividend payment date for the Series A shares held by the Investor, the Company issued to the Investor additional warrants exercisable for a total of 1,381,766 shares of common stock at an exercise price of $1.56 per share, and an additional 13,817.66 shares of Series B Voting Preferred Stock of the Company. The additional warrants and shares of Series B preferred stock were issued in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, which exempts transactions by an issuer not involving any public offering.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth under Item 1.01 above is incorporated into this Item 5.03 by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The disclosure set forth under Item 1.01 above is incorporated into this Item 5.07 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Designations for the Series A Cumulative Redeemable Preferred Stock

4.2	Form of Warrant

10.1	Securities Purchase Agreement, dated August 1, 2012, among PostRock Energy Corporation, White Deer Energy L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P.

10.2	Amendment No. 2, dated as of August 1, 2012, among PostRock Energy Corporation, White Deer Energy L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P., to the First Amended and Restated Registration and Investor Rights Agreement, dated August 8, 2011, by and among PostRock Energy Corporation, Constellation Energy Commodities Group, Inc., White Deer Energy L.P., White Deer Energy TE, L.P. and White Deer Energy FI L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSTROCK ENERGY CORPORATION

By:	/s/ David J. Klvac

David J. Klvac
Executive Vice President, Chief Financial Officer and Chief Accounting Officer

Date: August 7, 2012